UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2021

T-Mobile US, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-33409	20-0836269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12920 SE 38th Street
Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TMUS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

Valuation Process of Shentel Wireless Telecommunications Assets

As previously disclosed, Sprint PCS (specifically Sprint Spectrum L.P.) is party to a variety of publicly filed agreements with Shenandoah Personal Communications LLC (“Shentel”), pursuant to which Shentel is the exclusive provider of Sprint PCS’s wireless mobility communications network products in certain parts of Maryland, North Carolina, Virginia, West Virginia, Kentucky, Ohio, and Pennsylvania that are home to approximately 1.1 million subscribers, as reported by Shentel as of June 30, 2020. Pursuant to one such agreement, the Sprint PCS Management Agreement, dated November 5, 1999 (as amended, supplemented and modified from time to time, the “Management Agreement”), Sprint PCS was granted an option to purchase Shentel’s wireless telecommunications assets used to provide services pursuant to the Management Agreement. On August 26, 2020, Sprint Corporation, an indirect subsidiary of T-Mobile US, Inc. (“T-Mobile”), on behalf of and as the direct or indirect owner of Sprint PCS, exercised its option by delivering a binding notice of exercise to Shentel. T-Mobile’s exercise of its option triggered a requirement for the parties to engage three independent valuation providers (the “Valuation Providers”) to calculate the “entire business value” (the “Entire Business Value”) of such wireless telecommunications assets, pursuant to a formula and valuation process prescribed in the Management Agreement.

As previously disclosed, on August 24, 2020, Shentel delivered to T-Mobile a “Notice of Dispute” relating to the valuation framework items discussed by the parties and other contractual terms related to T-Mobile’s acquisition of Shentel’s wireless telecommunications assets. The parties resolved this dispute, agreed upon additional terms regarding the appraisal framework, and following the selection of the Valuation Providers, on December 17, 2020, the Valuation Providers commenced the valuation process in accordance with the Management Agreement and other agreed-upon terms.

On February 1, 2021, in accordance with the Management Agreement and other agreed-upon terms, the Valuation Providers determined and calculated the Entire Business Value of Shentel’s wireless telecommunications assets used to provide services pursuant to the Management Agreement to be $2.10 billion, and correspondingly, the base purchase price for such wireless telecommunications assets shall be ninety percent (90%) of that Entire Business Value amount ($1.89 billion), subject to certain other purchase price adjustments prescribed by the Management Agreement and such additional purchase price adjustments agreed by the parties. The parties are negotiating the remaining outstanding terms of a definitive agreement to govern the purchase of Shentel’s wireless telecommunication assets and expect the transaction to close in the second quarter of this year after satisfying customary conditions to closing.

The information contained in Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

February 2, 2021	By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Executive Vice President and Chief Financial Officer